Consent of Independent Registered Public Accounting Firm

Board of Directors

Atlantic Express Transportation Corporation

New York, New York

We hereby consent to the incorporation by reference in the Form S-4 Registration Statement of our report dated September 27, 2006, relating to the consolidated financial statements of Atlantic Express Transportation Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

June 29, 2007